             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



The Board of Directors
The Travelers Insurance Company:


We consent to the use of our report included herein and to the reference to our firm as experts under the heading "Independent Accountants".


KPMG Peat Marwick LLP

Hartford, Connecticut
April 22, 1997